Exhibit 10.81

AMENDED KEY TERMS OF COMPENSATION ARRANGEMENT

NAME:	Lynda Gustafson

TITLE:	Vice President, Corporate Controller

BASE SALARY:	$220,000

BONUS PLAN:	Target payout at 40% of base salary, plus 20% retention bonus.

EQUITY COMPENSATION:	Eligible to participate in the Company’s equity compensation plans.

HEALTH BENEFITS:	Medical, dental and vision insurance

401K:	4% match, eligible after 6 months.

MANAGEMENT CHANGE OF CONTROL PLAN:	If involuntary termination, but not for death, disability or cause, at any time within 18 months following the change of control, eligible to receive a payment equal to two times annual compensation (base salary plus average annual bonus for three prior fiscal years) plus a pro-rated bonus for the year of termination, in a single lump sum payment, less applicable taxes, and benefits coverage for 18 months.

MANAGEMENT SEVERANCE PLAN:	Eligible to receive a severance payment equal to 50% of gross base salary if involuntarily terminated other than for death, disability or cause, to be paid in equal monthly installments over the 12-month period.